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                                                                    Exhibit 3.10

                         CERTIFICATE OF AMENDMENT OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           AIRSHIP INTERNATIONAL, LTD.

               (UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW)

            It is hereby certified that:

            FIRST: The name of the corporation is Airship International, Ltd. (the "Corporation").

            SECOND: The certificate of incorporation of the Corporation was filed by the Department of State on June 9, 1982.

            THIRD: The Corporation hereby amends its certificate of incorporation to change the name of the Corporation.

            FOURTH: To accomplish the foregoing amendment, Article 1 of the certificate of incorporation of the Corporation is hereby amended to read as follows:

            "1. The name of the Corporation is:

                        ENTERTAINMENT INTERNATIONAL, LTD."

            FIFTH: The foregoing amendment of the certificate of incorporation of the Corporation was authorized by unanimous written consent of the Board of Directors of the Corporation, followed by the vote of the holders of at least a majority of all of the outstanding shares of the Corporation entitled to vote on the said amendment of the certificate of incorporation.




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            IN WITNESS WHEREOF, the undersigned have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by the undersigned and are true and correct.

Date: October __, 1998

                                    AIRSHIP INTERNATIONAL, LTD.

                                    By: /s/ Louis J. Pearlman
                                        ------------------------
                                        Name:  Louis J. Pearlman
                                        Title: President

                                    By: /s/ Alan A. Siegel
                                        ------------------------
                                        Name:  Alan A. Siegel
                                        Title: Secretary




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